Exhibit 99.1

eMagin Announces Strategic Investment by SK Corporation
South Korean Industrial Leader Invests $3 Million in eMagin Corporation

HOPEWELL JUNCTION, N.Y., and SEOUL, South Korea, Sept. 19 /PRNewswire/ -- eMagin Corporation (Amex:EMA), the leading developer of organic light emitting diode
(OLED) on silicon microdisplay technology, and SK Corporation, a flagship company of SK Group, Korea's third largest conglomerate, today announced a strategic investment by SK Corporation in eMagin. Under the agreement, SK Corporation invested an initial $3,000,000 in eMagin in the form of convertible notes and other securities issued by eMagin. SK is considering a follow-on investment in eMagin of $7,000,000, based on certain target events and final negotiation of terms.

Dr. J.S. Lee, vice president of SK Corporation, said, "We are delighted to be a strategic partner of eMagin, the world leader in OLED-based microdisplay products. We believe that eMagin has the most advanced OLED technology among its peers, and is also well positioned with excellent human resources and technologies. We look forward to partnering with eMagin Corporation to accelerate the creation of new and improved portable electronic data and imaging products." Gary Jones, eMagin's president and chief executive officer, commented, "We are very pleased that SK Corporation has recognized the benefits of eMagin's proprietary OLED technology, including natural temperature insensitivity, image stability, and the potential for low cost and low power consumption while retaining high performance. We look forward to a long and successful relationship with SK that should accelerate the introduction of next generation information technology into global markets."

About SK Corporation

SK Corporation is a flagship company of SK Group, one of the leading business organizations in Asia, which also operates finance, construction, and telecommunications units. As the largest oil importer and refiner in Korea, SK Corporation has more than a 35 percent share of the Korean domestic market. In addition, the company has more than a 40 percent market share in the Korean liquefied petroleum gas market and is also a major chemical producer. A vertically integrated company, SK Corporation supports a number of major research and development initiatives to bring innovative products and technologies to market. This activity is fostering new technology-driven business lines for the company, many with high growth potential. SK Corporation also has an e-commerce operation that offers diverse online shopping services to retail buyers, with products ranging from cars and travel services to music CDs.

About eMagin

A leading developer of virtual imaging technology, eMagin combines integrated circuits, microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. These miniature, high-performance modules provide access to information-rich text, data, and video which can facilitate the opening of new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications. eMagin's intellectual property portfolio of more than 100 patents issued or filed is leveraged by key OLED technology licensed from Eastman Kodak and joint development programs with IBM and Covion, among others. OLEDs are emissive devices (i.e., they create light), as opposed to liquid crystal displays (LCDs) that require a separate light source. OLED devices use less power and are capable of high brightness and color. Because the light they emit appears equally bright from all directions, they are ideal for near to the eye applications since a small movement in the eye does not change the image. According to Stanford Resources, a leading market research firm focusing on the global electronic display industry, the worldwide market for OLED displays will grow to $1.6 billion in 2007, or 63% a year over that period. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Wearable and mobile computer headset/viewer system design and full-custom microdisplay system facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. The company has marketing offices in Santa Clara, CA. Further information about eMagin and its virtual imaging solutions can be accessed at www.emagin.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SOURCE: eMagin Corporation